UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 17, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification
incorporation		No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

 (Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 17, 2015, Hanger, Inc. (the “Company”) entered into an agreement that modified its Credit Agreement (the “Credit Agreement”) dated as of June 17, 2013 among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Agent”).  As described below, this agreement (the “Agreement”) waives actual or potential defaults and events of default under the Credit Agreement and also modifies the amount that the Company can borrow under the revolving loan facility under the Credit Agreement from $200 million to $146.3 million.  This modification arose in connection with discussions between the Company and its lenders regarding, among other things, the adverse impact of the implementation of Janus, the Company’s new patient management and billing system for the Company’s Hanger Clinic business, on cash collections and accounts receivable balances in the second half of 2014, as described in more detail below.  Prior to entry into the Agreement, the Company had been working with the Agent and the lenders under the Credit Agreement to waive certain actual or potential defaults and events of default under the Credit Agreement.

On December 12, 2014, the Company, the lenders and the Agent entered into a waiver to the Credit Agreement to, among other things, waive any default or event of default under the Credit Agreement arising from (a) the Company’s failure to deliver to the Agent certain financial information and other materials for the period ended September 30, 2014 (the “Third Quarter Financial Information”) and (b) the Company’s failure to timely furnish its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 to the holders of the notes and the trustee under the Indenture (the “Indenture”) dated as of November 2, 2010 among the Company, certain of the Company’s subsidiaries and Wilmington Trust Company, as trustee (the “Trustee”).  This waiver was in effect until the earlier to occur of delivery of the Third Quarter Financial Information to the Agent and the close of business on January 15, 2015.  On January 14, 2015, the Company, the lenders and the Agent entered into a second waiver to the Credit Agreement to, among other things, extend the expiration date to the earliest to occur of delivery of the Third Quarter Financial Information to the Agent, the close of business on March 17, 2015 or an occurrence of any event of default under the Indenture.

In anticipation of the expiration of the second waiver to the Credit Agreement, Hanger has entered into the Agreement. The Agreement, which is called Waiver No. 3, waives, among other things, any default or event of default under the Credit Agreement arising from (a) the Company’s failure to deliver to the Agent certain financial information and other materials for the periods ended September 30, 2014, December 31, 2014 and March 31, 2015 (the “Annual and Quarterly Financial Information”), (b) the restatement of, or revision or adjustment to, certain previously furnished annual and quarterly consolidated financial statements as described in more detail in that certain Current Report on Form 8-K filed by the Company on February 17, 2015 and the resulting inaccuracies of certain representations and warranties in the Credit Agreement, and (c) the Company’s failure to timely furnish its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014 and March 31, 2015 and its Annual Report on Form 10-K for the period ended December 31, 2014 to the holders of the notes and the Trustee under the Indenture.  These defaults and events of default are waived until the earliest to occur of (i) delivery of the Annual and Quarterly Financial Information to the Agent (the “Compliance Date”), (ii) the close of business on August 17, 2015, and (iii) thirty days after the date on which, pursuant to the Indenture, written notice in respect of the Company’s failure to furnish certain financial information to the holders of the notes and the Trustee under the Indenture has been given to the Company (the “New Expiration Date”).

The Agreement also waives until the earlier to occur of the New Expiration Date and May 31, 2015 any default or event of default under the Credit Agreement arising from, among other things, the inaccuracy of representations and warranties in the Credit Agreement relating to certain inventory related adjustments.

Until the Compliance Date, the amount that the Company can borrow under the Credit Agreement in the form of revolving loans, swing line loans and/or letters of credit has been reduced from $200 million to $146.3 million.  On March 18, 2015 the Company had $146.3 million drawn on the revolving credit line and approximately $48 million of cash on hand, and believes it has sufficient liquidity to meet operating needs and planned capital expenditures through the remainder of the year.

The Agreement was a result of discussions between the Company and its lenders regarding the Company’s continuing delay in filing periodic reports with the Securities and Exchange Commission and a reduction in the Company’s cash flows resulting from operating issues arising in connection with the implementation of Janus, a new patient management and billing system for the Company’s Hanger Clinic business.

The Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 or its Annual Report on Form 10-K for the year ended December 31, 2014.  Although the Company has added significant external accounting resources, it nevertheless believes that it will likely not be able to timely file its Quarterly Report on Form 10-Q for the first quarter ended March 30, 2015 due primarily to its continuing efforts to complete its 2014 annual inventory valuation, its requirement to file restated consolidated financial statements as identified in and for the reasons described in its Current Report on Form 8-K filed February 17, 2015, and the completion of the audit of its 2014 consolidated financial statements.

Additionally, the Company’s cash collections and accounts receivable balances have been adversely impacted by the implementation of Janus.  In connection with this implementation, the Company encountered workflow constraints and issues associated with the centralization of cash deposit and application functions, contributing to slower rates of collections and an increase in unapplied cash balances.  This in turn has led to an increase in accounts receivable balances and the aging of those balances.  To respond to these issues, the Company halted the implementation of the Janus system in the third quarter of 2014.  The Company also significantly increased its allowances for contractual adjustments and for doubtful accounts by an aggregate of approximately $38 million in 2014, of which approximately $29 million was recorded in the second half of the year, primarily as a result of the issues arising in the implementation of Janus.  Janus is now installed and operating at approximately one third of Hanger Clinic’s locations.  To address the issues that have arisen, the Company is implementing workflow and system modifications, and has added internal and external resources to improve collections. The Company’s estimates of its increase in allowances for contractual adjustments and for doubtful accounts are based on currently available and evaluated information and are preliminary and subject to change.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01                                           Other Events.

The Company filed a Current Report on Form 8-K on February 17, 2015 that, among other things, disclosed that, in the fourth quarter of 2014, in connection with ongoing remediation efforts undertaken to address previously identified material weaknesses related to inventory, it implemented new estimation methods, processes and controls to refine the manner in which it values raw materials and work-in-process inventory at Hanger Clinic. The Company has completed a preliminary calculation of the value of its work-in-process inventory at December 31, 2014, and the preliminary, unaudited estimated value is materially less than the carrying value for that inventory calculated under the previous estimation method.  The resulting inventory valuation adjustment is expected to have a material adverse effect on the value of the Company’s overall inventory at December 31, 2014, and on the Company’s reported earnings and financial results for the quarter and year ended December 31, 2014, but is not expected to affect operating cash flows for those periods.  The Company is in the process of determining the impact of the inventory valuation adjustment to prior periods, and the resulting inventory valuation adjustments may have a material adverse effect on overall inventory values and reported earnings and financial results for one or more prior periods.  The Company’s estimates are based on currently available and evaluated information and are preliminary and subject to change.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions to its estimates or financial statements or to restate further its consolidated financial statements and other financial data for current or historical periods, the time required to complete the consolidated financial statements and other financial data and accounting review as well as the time required to prepare its periodic reports for filings with the Securities and Exchange Commission.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission as well as the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed February 17, 2015. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

10.1                              Waiver No. 3 dated as of March 17, 2015 among Hanger, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: March 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver No. 3 dated as of March 17, 2015 among Hanger, Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent.